                                                                    EXHIBIT 10.5

                             DISTRIBUTION AGREEMENT


                           Dated as of June 30, 1999

                                     Among

                                 DonJoy, L.L.C.
                                      And

                              Smith & Nephew, Inc.
                          Smith & Nephew GMBH, Austria
                          Smith & Nephew GMBH, Germany
                           Smith & Nephew OY, Finland
                      Smith & Nephew Nederland BV, Holland
                           Smith & Nephew K.K., Japan
                         Smith & Nephew LDA., Portugal
                Smith & Nephew (Belgium)  S.A. - N.V., Belgium
                           Smith & Nephew FZE, Dubai
                     Smith & Nephew Medical Limited, India
                         Smith & Nephew Limited, Korea
                    Smith & Nehpew (Malaysia) Ltd., Malaysia
              Smith & Nephew (Overseas) Limited Philippine Branch
                        Smith & Nephew Inc., Puerto Rico
                        Smith & Nephew Limited, Thailand
                           Smith & Nephew AB, Sweden
                        Smith & Nephew Limited, Ireland
                  Smith & Nephew Laboratoires Fisch SA, France
                         Smith & Nephew AG, Switzerland
                          Smith & Nephew S.r.I., Italy
                           Smith & Nephew A/S, Norway
                       Smith & Nephew Iberica S.A., Spain
                          Smith & Nephew A/S, Denmark
                       Smith & Nephew Medical Limited, UK
                     Smith & Nephew Pty. Limited, Australia
                     Smith & Nephew Pte. Limited, Singapore
                       Smith & Nephew Limited, Hong Kong
                        Smith & Nephew SA de CV, Mexico
                          Smith & Nephew Inc., Canada
                      Smith & Nephew Limited, South Africa
                      Smith & Nephew Limited (New Zealand)
                                      And
                   Smith & Nephew (Far East) - Taiwan Branch

         DISTRIBUTION AGREEMENT

         DISTRIBUTION AGREEMENT, (this "Agreement") dated as of June 30, 1999 among DonJoy, L.L.C., a Delaware limited liability company ("DonJoy, L.L.C."), Smith & Nephew, Inc., a Delaware corporation ("S&N"), and the affiliates of S&N listed on Schedule 1 hereto (the "S&N Group Companies").

         WHEREAS, pursuant to a Recapitalization Agreement dated April 29, 1999 (the "Recapitalization Agreement") among DonJoy, L.L.C., S&N and Chase DJ Partners, LLC ("Investor"), DonJoy, L.L.C. is selling Investor 645,500 Common Units of DonJoy, L.L.C. and DonJoy, L.L.C. is redeeming 2,000,000 Common Units from S&N, such that upon consummation of the transactions contemplated by the Recapitalization Agreement, Investor will own approximately a ninety percent (90%) membership interest in DonJoy, L.L.C.;

         WHEREAS, it is a condition to Investor's obligations under the Recapitalization Agreement that S&N and DonJoy, L.L.C. enter into this Agreement;

         WHEREAS, any term not otherwise defined herein shall have the meaning ascribed to such term in the Recapitalization Agreement; and

         WHEREAS, the parties wish to provide for the continued distribution by S&N Group Companies of certain products of the Business to be hereafter manufactured or sourced from third-party vendors and sold by DonJoy, L.L.C.;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DonJoy, L.L.C., S&N and the S&N Group Companies hereby agree as follows:

         1. PURCHASE AND SALE OF PRODUCTS. From time to time during the term of this Agreement, DonJoy, L.L.C. will sell to S&N and S&N will purchase from DonJoy, L.L.C. certain health care products as set forth in Schedule 1 attached hereto under the "DonJoy", "ProCare" and other brand names of the specific type manufactured or purchased from third parties, and sold on and prior to the date hereof by the Business and such other products as may be generally offered for sale by DonJoy, L.L.C. during the Term (as hereinafter defined) of this Agreement (the "Products").

         2.      PRICES AND TERM OF SALE.  (a) Except as otherwise noted in
Schedule 2, S&N will pay the same transfer prices charged by S&N for equivalent Products on its sales to S&N Group Companies immediately prior to the date first set forth above (the "Effective Date"). Such prices shall remain firm until December 31, 1999. Thereafter, DonJoy, L.L.C. and S&N agree to renegotiate the price of any Product in good faith. Such renegotiations shall be finalized on or before September 1, 1999. All invoices from DonJoy, L.L.C. to S&N will be due and payable net within sixty (60) days. All shipments shall be sent FOB factory and all shipping charges shall be paid by S&N, and the title and risk of loss shall pass to S&N on delivery of the products to the common carrier designated by S&N. S&N shall be responsible for the payment of taxes assessed in respect of the sale, import duties and insurance relating to Products purchased from DonJoy, L.L.C. All amounts to be paid or credited and the prices set forth hereunder shall be denominated in United States dollars. Shipments shall be made either to the Territory (as hereinafter defined) or a consolidation center designated by S&N in accordance with practices in effect as of the Effective Date; provided that S&N shall provide information with respect to in-market sales to DonJoy, L.L.C.

                 To place an order for the Products hereunder, S&N Group Companies shall deliver to DonJoy, L.L.C. purchase orders specifying the type and quantities of the Products to be purchased, which purchase orders shall provide for the delivery date for the shipment. DonJoy, L.L.C. shall use commercially reasonable efforts to fill any such purchase order within the time period set forth therein or such other reasonable period of time as is customarily required for DonJoy, L.L.C. to fill an order of such Products within the specified time requested on such order. For a period of forty-five
(45) days following receipt of a shipment by an S&N Group Company at the address specified in the applicable purchase order, such S&N Group Company shall have the right of inspection and may reject any Product which (a) fails to meet specifications, (b) which was not Processed (as hereafter defined), Packaged (as hereafter defined) or shipped in compliance with applicable governmental or regulatory requirements or the provisions of this Agreement,
(c) which is defective in material or workmanship, (d) otherwise fails to comply with the requirements of this Agreement or (e) which was damaged in transit prior to delivery to the common carrier designated by S&N. Any notice of rejection must be given on or before the forty-fifth (45th) day following receipt of the particular shipment of the Products by such S&N Group Company, and any failure to give such notice shall be deemed to constitute acceptance of delivery; provided, however, that notices of rejection based on latent or otherwise unapparent defects in the Products may be given at any time following receipt of the particular shipment of the Products by S&N Group Companies. If any defective or damaged Products are timely rejected by an S&N Group Company, DonJoy, L.L.C. shall credit the account of the S&N Group Companies for the portion of the invoiced amount that relates to such defective or damaged Products, such credit to be applied against the invoice relating to such defective or damaged Products if not previously paid by S&N Group Companies or, if such invoice has been paid by S&N Group Companies, against future purchases of S&N Group Companies under this Agreement. If, in lieu of such credit, a S&N Group Company requests in its rejection notice that it desires to receive replacement Products, DonJoy, L.L.C. shall ship such replacement Products at DonJoy, L.L.C.'s expense within ten (10) days after receipt of, or as otherwise provided in, the notice of rejection hereunder. If requested by DonJoy, L.L.C., S&N Group Companies shall return such defective or damaged Products to DonJoy, L.L.C. at DonJoy, L.L.C.'s expense. For purposes of this Agreement, the term "Packaged" shall mean the procedure whereby the Products, or any part thereof, were inspected, labeled, packaged and packed in accordance with the requisite specifications. The term "Processed" shall mean the procedures involved in the manufacture and preparation of the Products or any part thereof in accordance with the requisite specifications.

         3. QUANTITIES. During the term of this Agreement, S&N will use its commercially reasonable efforts to have S&N Group Companies purchase, subject to changing market conditions, from DonJoy, L. L.C. the same quantities of Products included in DonJoy, L.L.C. budgets set forth on Schedule 3, ("1999 Purchase Level"); provided, however, that the S&N Group Companies shall not be subject to any minimum purchase requirements. S&N shall give DonJoy, L.L.C. a 30 day forecast at the beginning of each month of its requirements for such month. DonJoy, L.L.C. will use its commercially reasonable efforts to supply and sell to the S&N Group Companies the quantities of the Products that S&N Group Companies desire to purchase under this Agreement. DonJoy, L.L.C. agrees that it will sell to S&N Group Companies, pursuant to purchase orders properly delivered pursuant to Section 2 hereof, quantities of Products at least equal to the 1999 Purchase Level. DonJoy, L.L.C. shall, if DonJoy, L.L.C. reasonably determines that its available manufacturing capacity permits, and may, in its sole discretion if otherwise, agree to sell quantities of Products in excess of the 1999 Purchase Level.

         4. DISTRIBUTION AND RESALE. S&N will use its commercially reasonable efforts to have each S&N Group Company distribute and resell, subject to changing market conditions, the Products in the same geographical markets within the Territories. DonJoy, L.L.C. shall make available to S&N at the same costs in effect as of the Effective Date, adequate and reasonable sales literature, promotional support, training and samples of Products of the same quality and quantity as S&N made available to the S&N Group Companies prior to the Effective Date. The S&N Group Companies shall not sell or supply the Products or other products similar to the Products (other than products (not Products) that the S&N Group Companies are selling or supplying as of the Effective Date) to any other person, firm or corporation operating outside the Territories without the prior written consent of DonJoy, L.L.C.

         5. SPECIFICATIONS AND QUALITY CONTROL. (a) DonJoy, L.L.C. warrants that the Products sold pursuant to this Agreement (i) shall be Processed and Packaged in strict accordance with the specifications and quality control standards in effect immediately prior to the Effective Date (the "Specifications"); (ii) will be Processed and Packaged in accordance with all applicable laws, rules, orders and regulations, including good manufacturing practice, ISO and CE Marking requirements; (iii) will be free from defects in materials and workmanship; (iv) are merchantable and fit for the purposes for which the products were manufactured; (v) will be free of all liens and encumbrances; and (vi) will not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act or of any other applicable law, rule, order or regulation.

                 (b) DonJoy, L.L.C. warrants that it shall maintain all material permits, registrations, licenses and any other approvals necessary to Package, Process and supply the Products under this Agreement.

         6. DUTIES OF THE S&N GROUP COMPANIES. S&N and each S&N Group Company agrees that during the term hereof each S&N Group Company will employ efforts and methods to sell and promote the sale of the Products in its respective Territory that are substantially the same as to the efforts and methods employed by such S&N Group Company prior to the date hereof.

         7.      EXCLUSIVITY.  (a)   In connection with each S&N Group Company
acting as a distributor of the Products in the territory indicated next to such S&N Group Company on Schedule 1 hereto (each, a "Territory" and collectively, the "Territories"), each S&N Group Company shall not, while the Territory is subject to this Agreement, directly or indirectly, personally or, knowingly, through an intermediary:

                 (i) import, sell or promote or be engaged in the sale of any of the products listed on Schedule 8.5(c) to the Recapitalization Agreement other than products purchased from DonJoy, L.L.C.;

                 (ii) seek customers, establish a branch or maintain a distribution depot outside its Territory;

                 (iii) incur any liability or assume any obligation of any kind on behalf of DonJoy, L.L.C. or in any way pledge or purport to pledge DonJoy, L.L.C.'s credit or accept any order to make any contract binding upon DonJoy, L.L.C. without DonJoy, L.L.C. first approving in writing the terms thereof; or

                 (iv) misrepresent DonJoy, L.L.C.'s descriptions or indications for use of the Products.

         (b) DonJoy, L.L.C. shall not sell or supply the Products or any products similar to the Products to any other person, firm or corporation operating in the Territories without the prior written consent of S&N.


         8. TERM. (a) This Agreement shall remain in full force and effect until the termination of the last Territory under this Agreement. (the "Term").

         (b) Notwithstanding anything contained herein to the contrary, S&N shall have the right to terminate this Agreement with respect to any individual Territory or Territories, without terminating the entire Agreement: (i) on sixty (60) days prior written notice to DonJoy, L.L.C. with respect to Territories listed in Column "A" on Schedule 1; and (ii) on sixty (60) days prior written notice to DonJoy L.L.C. with respect to Territories listed in Columns "B" and "C" on Schedule 1, but in no event shall notice be given prior to November 1, 1999.

         (c) Notwithstanding anything contained herein to the contrary, DonJoy, L.L.C. shall have the right to terminate this Agreement with respect to any individual Territory or Territories, without terminating the entire
Agreement: (i) on thirty (30) days prior written notice to S&N with respect to Territories listed in Column "A" on Schedule 1; (ii) on sixty (60) days prior written notice to S&N with respect to Territories listed in

Column "B" on Schedule 1, but in no event shall notice be given prior to August 1, 1999 ; and (iii) on sixty (60) days prior written to S&N with respect to Territories listed in Column "C" on Schedule 1, but in no event shall notice be given prior to November 1, 1999.

         (d) Without waiving any other rights or remedies which may be available for breach or default of this Agreement, a party hereto may terminate this Agreement on thirty (30) days' written notice to the other party if:

                 (i) The other party makes an assignment for the benefit of creditors.

                 (ii) A receiver shall be appointed to take over all or a substantial part of the other party's business or property and such receivership shall not have been vacated or stayed within thirty (30) days.

                 (iii) The other party commences any proceeding relating to itself under any bankruptcy, insolvency, and readjustment of debt, arrangement with creditors, dissolution, liquidation or similar laws of any jurisdiction now or hereafter in effect.

                 (iv) The other party is adjudicated insolvent or an order for relief is entered against such party under applicable bankruptcy law.

                 (v) The other party materially fails to perform any part of this Agreement or the Recapitalization Agreement or any other agreement contemplated thereby and, upon written notice of such failure by the other party, fails to remedy the same within thirty
         (30) days of such notice.

         9. TRADEMARKS. (a) The S&N Group Companies shall have the royalty-free right to use the trademarks of DonJoy, L.L.C. related to the Products solely in connection with the S&N Group Companies' distribution of the Products as contemplated hereby, subject to DonJoy, L.L.C.'s right to approve or disapprove of the S&N Group Companies' manner of usage of such trademarks. Except as provided herein, neither S&N nor any of the S&N Group Companies shall have any right to any mark, trade mark, name or symbol of DonJoy, L.L.C. or any translation thereof now or hereafter applied or used by either party in relation to any of the Products. DonJoy, L.L.C. shall be responsible, at DonJoy, L.L.C.'s expense, for the registration of any such marks or trademarks in the Territories. Except with respect to Repurchased Inventory not actually purchased by DonJoy, L.L.C., the S&N Group Companies will, on termination of this Agreement for a Territory, discontinue any use (and shall ship to DonJoy, L.L.C. or destroy any such material at DonJoy, L.L.C.'s option and expense) in that Territory of the DonJoy, L.L.C. trademarks on any signs, stationery, invoices, promotional materials or otherwise and thereafter will not use, either directly or indirectly, such trademarks or any other names, titles or expressions so nearly resembling the same as would be likely to lead to confusion or uncertainty, or to deceive the public.

         (b) The S&N Group Companies shall not alter or add to any of the trademarks or trade names used by DonJoy, L.L.C. on the Products and shall at all times use such trademarks or trade names in the advertising and promotion of the Products; provided, however, that DonJoy, L.L.C. and the S&N Group Companies may agree that the Products shall be sold under other trademarks or trade names.

         (c) Neither S&N nor any S&N Group Company shall have any right to use any DonJoy, L.L.C. trademark, including "DonJoy" or "ProCare", in connection with sales by any S&N Group Company of any similar products not sourced by DonJoy, L.L.C. as may be permitted by Section 7(a) hereof.

         10. CONFIDENTIALITY. Except as set forth herein below, during the term hereof and for a period of five (5) years thereafter, DonJoy, L.L.C., on the one hand, and S&N and each of the S&N Group Companies, on the other hand, agree that they will maintain in confidence all Confidential Information of the other party, and will not disclose such Confidential Information to any third party. As used herein, the term "Confidential Information" means technical, business, customer, marketing, financial, corporate or any other information of a party, or of its subsidiaries, affiliates or parent companies, which, whether or not pursuant to this Agreement, is disclosed orally or in writing or which another party obtains by any other means, excluding information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, or (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed.

         11.     INDEMNIFICATION AND INSURANCE.   (a) DonJoy, L.L.C. will
indemnify and hold S&N and the S&N Group Companies and their respective officers, managers, equity holders and affiliates harmless from and against any liability, damage, claims, cost or expense (including reasonable attorney's fees) ("Losses") arising out of (i) any injury, death or property damage arising out of the negligence or willful misconduct of DonJoy, L.L.C. or its employees or agents (except to the extent that such injury, death or damage was caused by the negligent act or willful misconduct of S&N or the S&N Group Companies) in any action or proceeding brought by any third party respecting such claim, (ii) DonJoy, L.L.C.'s negligent act or omission, (iii) DonJoy, L.L.C.'s misstatements or false claims with respect to the Products, (iv) any product liability claims relating to the Products (other than those resulting from S&N's, any S&N Group Companies' or any third party's fault which do not give rise to an indemnifiable claim against DonJoy, L.L.C. by S&N under the Recapitalization Agreement); (v) any governmentally-required recall of Products (other than those resulting from S&N's, any S&N Group Companies' or a third party's fault which do not give rise to an indemnifiable claim against DonJoy, L.L.C. by S&N under the Recapitalization Agreement); (vi) DonJoy, L.L.C.'s failure to comply with DonJoy, L.L.C.'s obligations, covenants, and representations and warranties under this Agreement; and (vii) any claimed infringement of the rights of any third party arising from the S&N Group Company's use of the DonJoy, L.L.C. trademarks arising in connection with the distribution of Products pursuant hereto, or any claim of infringement by any third party of any patents or any claimed violation of any other intellectual property right of any third party arising in connection with the distribution of Products pursuant hereto; provided, however, that in no event will S&N or any S&N Group Company have any right to claim indemnity under this Section 11 if the events, facts or circumstances claim giving rise to such claim constitute a breach of any of the obligations, covenants and representations and warranties of S&N contained in the Recapitalization Agreement, or otherwise give rise to an indemnifiable claim against S&N by DonJoy, L.L.C. thereunder. In order to ensure DonJoy, L.L.C.'s performance, DonJoy, L.L.C. shall obtain and maintain during the term of this Agreement at least Three Million Dollars ($3 million) of product liability and general public liability insurance with a deductible or self-insurance of no more than One Hundred Thousand Dollars ($100,000).
DonJoy, L.L.C. shall name S&N and the S&N Group Companies as additional insured parties on such insurance and shall provide S&N with a certificate evidencing such coverage.

         (b) S&N will indemnify and hold DonJoy, L.L.C. and DonJoy, L.L.C.'s officers, managers, equity holders and affiliates harmless from and against any and all Losses arising out of (i) any injury, death or property damage arising out of the negligence or willful misconduct of S&N or the S&N Group Companies or its employees or agents (except to the extent that such injury, death or damage was caused by the negligent act or willful misconduct of DonJoy, L.L.C.) in any action or proceeding brought by any third party respecting such claim; (ii) S&N's or the S&N Group Companies' negligent act or omission; (iii) S&N's or the S&N Group Companies' misstatements or false claims with respect to the Products; (iv) S&N's or the S&N Group Companies' misuse of the Product literature; or (v) S&N's or the S&N Group Companies' failure to comply with its obligations, covenants and representations and warranties hereunder.

         (c)     Indemnification Procedures

         Each party shall be entitled to the indemnity described in paragraphs
(a) and (b) of this Section provided the following conditions are met; the party obliged to provide indemnification is referred to as the "Indemnifying Party", and the party entitled to be indemnified is referred to as the "Indemnified Party";

                 (i) Promptly upon learning of any claim for which indemnification is sought from the Indemnifying Party, the Indemnified Party shall notify the Indemnifying Party of such claim and shall furnish to the Indemnifying Party all information known and available to the Indemnified Party related to such claim.

                 (ii) In the event of the commencement of litigation on the basis of such claim, the Indemnified Party shall tender the defense of such litigation to the Indemnifying Party.

                 (iii) The Indemnified Party shall comply with any such reasonable instructions received from the Indemnifying Party relating to settlement of such claim (unless settlement of the claim would establish an adverse precedent for other similar claims in the future), if any, to the extent that it lies within the power of the Indemnified Party to comply with any such instructions, excluding any instruction that requires the Indemnified Party to license or otherwise make available technology or other confidential information to a third party.

                 (iv) If the Indemnifying Party undertakes defense of such litigation, the Indemnifying Party shall be entitled to appoint its attorneys to defend the case in the name of the Indemnified Party, and the Indemnified Party shall cooperate fully with the Indemnifying Party and its chosen attorneys in the defense of such litigation. The Indemnified Party shall be free to appoint its own attorneys in the same litigation, at its sole expense, although all decisions with respect to the conduct or settlement of such litigation shall remain solely with the Indemnifying Party.

         12.     TRANSITION.

                 (a) Upon the termination of this Agreement with respect to a Territory, the parties hereto agree to take all actions reasonably necessary to effect the transition of the distribution arrangements for the Products contemplated herein among the parties hereto and the distribution arrangements entered into for the Products by the S&N Group Companies and third parties with respect to such Territory, including the transfer of customer lists and marketing materials relating principally to the customers of the Products in that Territory. The S&N Group Companies shall assist DonJoy, L.L.C. in transferring or applying for product registrations or certificates for products that relate principally to the Products in the terminated Territory. Transfers of product registrations or certificates for products in the terminated Territory shall be made solely at DonJoy, L.L.C.'s expense.

         (b) Upon the termination of this Agreement with respect to each respective Territory or Territories, S&N or the appropriate S&N Group Company shall deliver Products (whether acquired prior to or during the term of this Agreement) ("Repurchased Inventory") to destinations specified by DonJoy, L.L.C. in writing and at DonJoy, L.L.C.'s cost. DonJoy, L.L.C. shall pay S&N or its designee in currency designated by S&N an amount equal to (i) the S&N Group Company book value of the Repurchased Inventory (i.e., the original transfer price paid by the S&N Group Company to purchase the Repurchased Inventory, plus duty and tax paid by the S&N Group Company and the S&N Group Company's original cost of shipping the Repurchased Inventory to the S&N Group Company, to the extent such cost was paid by the S&N Group Company with an appropriate deduction for unsaleable Repurchased Inventory) plus (ii) any sales tax, VAT, duty or fee incurred by the S&N Group Company related to the delivery of the Products to DonJoy, L.L.C. or such other destination specified by DonJoy, L.L.C., within sixty (60) days following receipt of S&N's or S&N Group Companies' invoice. In the event that DonJoy, L.L.C. designates another distributor to receive Repurchased Inventory pursuant hereto, DonJoy, L.L.C. may specify that such distributor shall pay all amounts to be paid to S&N or its designee pursuant to this Section 12(b); provided, however, that, DonJoy, L.L.C. shall remain primarily liable to S&N for all such amounts. In the event of a dispute concerning the price to be paid by DonJoy, L.L.C. or its disributor, as applicable, for the Repurchased Inventory or the condition of the

Repurchased Inventory then senior representatives of the parties shall meet and attempt to resolve the dispute in good faith. If the parties are unable to resolve the dispute within ten (10) business days then the S&N Group Companies shall have the right to sell or distribute the Products that are the subject of the dispute to third parties either within or outside the Territories following the termination of this Agreement with respect the relevant Territory. Upon the expiration of this Agreement with respect to all Territories, DonJoy, L.L.C. or its designated distributor shall purchase all remaining Repurchase Inventory from S&N in accordance with this Section.

         13. INDEPENDENT CONTRACTORS. DonJoy, L.L.C., on the one hand, and S&N and each of the S&N Group Companies, on the other hand, shall each be treated for all purposes as an independent contractor and not as an agent or representative of the other party. Each party shall be responsible for complying with laws and regulations applicable to its business, for obtaining required licenses and permits, for the payment of applicable taxes, and for the conduct and compensation of its own employees.

         14. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

         If to DonJoy, L.L.C., to:

         DonJoy, L.L.C.
         2985 Scott Street
         Vista, California 92083-8339
         Attention: President


         If to S&N or any S&N Group Company, to:

         Smith & Nephew, Inc.
         1450 Brooks Road
         Memphis, Tennessee  38116
         Attention:  General Counsel

or to such other address as such party may indicate by a notice delivered to the other party hereto.

         15. SUCCESSORS AND ASSIGNS. The rights of DonJoy, L.L.C., on the one hand, and S&N and each of the S&N Group Companies, on the other hand, under this Agreement shall not be assignable without the written consent of DonJoy, L.L.C., in the case of assignment by S&N or any of the S&N Group Companies, and S&N, in the case of assignment by DonJoy, L.L.C.; provided, however, that DonJoy, L.L.C. may assign its rights and obligations under this Agreement to any affiliate or subsidiary (including DJ Orthopedics, LLC) without the prior written consent of S&N or any S&N Group Company; provided further, that neither party hereto shall be released from any of its obligations hereunder by reason of any such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

         16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements, understandings or letters of intent between or among any of the parties hereto. Contrary provisions in any purchase order, invoice or other commercial documentation shall be of no force and effect. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         17. INTERPRETATION. Headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         18. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if it is authorized in writing by S&N, in the case of any waiver by S&N or any of the S&N Group Companies, or by DonJoy, L.L.C., in the case of any waiver by DonJoy, L.L.C.. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         19. FORCE MAJEURE. The obligations and performance of a party hereto shall be excused if made impossible by strikes, riots, fire, inability to obtain or shortages of labor, materials, equipment or transportation, war, acts of God, natural disasters or other causes beyond the reasonable control of the party and acts in compliance with applicable law, regulation or order (whether valid or invalid) of any governmental body.

         20. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of DonJoy, L.L.C. and S&N. An executed copy hereof delivered by facsimile shall be deemed an original instrument.

         22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware (without regard to conflicts of laws principles thereof).

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                       DONJOY, L.L.C.
                                       By:      /s/ Leslie H. Cross
                                                -------------------------------
                                                Name:  Leslie H. Cross
                                                Title:    President and CEO


                                       SMITH & NEPHEW, INC.

                                       By:      Clifford K. Lomax
                                                -----------------------------
                                                Name:  Clifford K. Lomax
                                                Title:    Treasurer


                                       FOR EACH OF THE S&N GROUP
                                       COMPANIES LISTED BELOW:

                                       By:      Clifford K. Lomax
                                                -----------------------------
                                                Name:  Clifford K. Lomax
                                                Title:    Treasurer

                                       S&N GROUP COMPANIES:


                                       Smith & Nephew GMBH, Austria
                                       Smith & Nephew GMBH, Germany
                                       Smith & Nephew OY, Finland
                                       Smith & Nephew Nederland BV, Holland
                                       Smith & Nephew K.K., Japan
                                       Smith & Nephew LDA., Portugal
                                       Smith & Nephew (Belgium)  S.A. - N.V. ,
                                       Belgium
                                       Smith & Nephew FZE, Dubai
                                       Smith & Nephew Medical Limited, India
                                       Smith & Nephew Limited, Korea
                                       Smith & Nehpew (Malaysia) Ltd., Malaysia
                                       Smith & Nephew (Overseas) Limited
                                       Philippine Branch
                                       Smith & Nephew Inc., Puerto Rico
                                       Smith & Nephew Limited, Thailand
                                       Smith & Nephew AB, Sweden
                                       Smith & Nephew Limited, Ireland
                                       Smith & Nephew Laboratoires Fisch SA,
                                       France

                                       Smith & Nephew AG, Switzerland
                                       Smith & Nephew S.r.I., Italy
                                       Smith & Nephew A/S, Norway
                                       Smith & Nephew Iberica S.A., Spain
                                       Smith & Nephew A/S, Denmark
                                       Smith & Nephew Medical Limited, UK
                                       Smith & Nephew Pty. Limited, Australia
                                       Smith & Nephew Pte. Limited, Singapore
                                       Smith & Nephew Limited, Hong Kong
                                       Smith & Nephew SA de CV, Mexico
                                       Smith & Nephew Inc., Canada
                                       Smith & Nephew Limited, South Africa
                                       Smith & Nephew Limited (New Zealand)
                                       Smith & Nephew (Far East) - Taiwan
                                       Branch


                   [Signature Page to Distribution Agreement]

                                   SCHEDULE 1


                      S&N GROUP COMPANIES AND TERRITORIES

                        A                                              B                                         C
          Company                Territory                Company               Territory            Company          Territory
          -------                ---------                -------               ---------            -------          ---------
 Smith & Nephew GMBH,       Germany and         Smith & Nephew (Belgium)                     Smith & Nephew Pty.
 Germany                    Eastern Europe      S.A.                         Belgium         Limited                 Australia


 Smith & Nephew GMBH,                                                                        Smith & Nephew, Inc.    Canada
 Austria                    Austria             Smith & Nephew FZE           Dubai




 Smith & Nephew A/S         Denmark             Smith & Nephew Limited       Hong Kong



 Smith & Nephew OY          Finland             Smith & Nephew Medical
                                                Limited                      India


 Smith & Nephew                                 Smith & Nephew Limited       Ireland
 Laboratoires Fisch SA      France


                                                Smith & Nephew S.r.I.        Italy


 Smith & Nephew Nederland                       Smith & Nephew Limited       Korea
 BV                         Holland


 Smith & Nephew K.K.        Japan               Smith & Nephew Ltd.          Malaysia


 Smith & Nephew A/S         Norway              Smith & Nephew SA de CV      Mexico



 Smith & Nephew Limited     New Zealand         Smith & Nephew [  ]          Philippines



 Smith & Nephew LDA         Portugal            Smith & Nephew Inc.          Puerto Rico


 Smith & Nephew AB          Sweden              Smith & Nephew Pte.

                                                Limited                      Singapore


 Smith & Nephew AG          Switzerland         Smith & Nephew Limited       South Africa


 Smith & Nephew Limited     U.K.                Smith & Nephew Iberica S.A.  Spain

                                                Smith & Nephew (Far East)    Taiwan

                                                Smith & Nephew Limited       Thailand






                     See Schedule 2 for a list of products.

                                   SCHEDULE 2


                                    PRICING





                               SCHEDULE ATTACHED

                                   SCHEDULE 3


                              1999 PURCHASE LEVELS